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                                                                    EXHIBIT 10.1

[FORM OF AGREEMENT]


                        AMENDMENT TO EMPLOYMENT AGREEMENT


ValueVision International, Inc. (the "Employer") and the employee identified in the signature block below (the "Employee") hereby amend the Employment Agreement, dated as of _______, 200_, in effect between Employer and Employee, as follows:

The Bonus Salary calculation, as set forth in Section 4.b. of the Employment Agreement, is hereby deleted and in lieu of such calculation, the Employment Agreement shall instead provide as follows:

"Bonus Salary. Employee shall receive bonus salary ("Bonus Salary") within 90 days after each of Employers' fiscal years during the Term of this Agreement of up to $_______ [amount specified in each Employment Agreement] determined according to criteria specified at the beginning of each fiscal year by the CEO based on financial targets for the year reviewed with and approved by the Compensation Committee of the Board of Directors, unless prior to such date, Employee's employment shall be terminated pursuant to Sections 6.c. or 6.d. hereof. Employer may in its discretion pay Employee bonus amounts greater than the Bonus Salary as calculated above in any fiscal year."

Employer and Employee agree that this Bonus Salary calculation, as amended by this Amendment, shall be effective for the 2002 fiscal year and thereafter.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of May 15, 2002.

EMPLOYER:                                  VALUEVISION INTERNATIONAL, INC.


                                           -------------------------------
                                           Name:


EMPLOYEE:                                  -------------------------------
                                           Name: